                                                                Exhibit (k)(i)

           ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES AGREEMENT

       THIS AGREEMENT is made as of April 1, 2005, by and among each of the entities listed on Schedule A, attached hereto and made a part hereof as may be amended from time to time (each a "Fund" and collectively, the "Funds"), CSFB Alternative Capital Inc., a Delaware corporation and the adviser to the Funds ("CSFBAC"), and PFPC INC., a Massachusetts corporation ("PFPC").

                              W I T N E S S E T H :

       WHEREAS, CSFBAC and each Fund wish to retain PFPC to provide certain administration, accounting and investor services provided for herein, and PFPC wishes to furnish such services.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     DEFINITIONS. As used in this Agreement:

       (a)    "1933 ACT" means the Securities Act of 1933, as amended.

       (b)    "1934 ACT" means the Securities Exchange Act of 1934, as amended.

       (c)    "1940 ACT" means the Investment Company Act of 1940, as amended.

       (d) "AUTHORIZED PERSON" means any officer of a Fund and any other person duly authorized by such Fund's directors to give Oral Instructions and Written Instructions on behalf of such Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the party which is authorizing the authorized person and received by PFPC.

       (e)    "CEA" means the Commodities Exchange Act, as amended.

       (f) "GENERAL PARTNER" and "LIMITED PARTNER" shall have the same meaning given such terms in a particular Fund's limited partnership agreement, if that Fund is a limited partnership.

       (g) "MANAGER" and "MEMBER" shall have the same meaning given such terms in a particular Fund's LLC Agreement (as hereinafter defined), if that Fund is a limited liability company.

       (h) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

       (i) "ORGANIZATIONAL DOCUMENTS" means in the case of each Fund, the Fund's certificate of formation, certificate of limited partnership, memorandum and articles of incorporation, Limited Liability Company Agreement ("LLC Agreement"), bylaws, and other documents constituting the Fund.

       (j)    "SEC" means the Securities and Exchange Commission.

       (k) "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

       (l) "WRITTEN INSTRUCTIONS" means (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system, access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, or facsimile sending device.

2. APPOINTMENT. CSFBAC and each Fund hereby appoint PFPC to provide administration, accounting and investor services in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services. Additional Funds may be added to this Agreement from time to time through the execution of an instrument of accession between such additional Fund and PFPC whereby such additional Fund and PFPC will agree to be bound by the terms of this Agreement (as it may be amended with respect to such Fund by such instrument of accession). The addition of a Fund to this Agreement will not affect the rights or obligations of any other Fund pursuant to the terms of this Agreement. This Agreement also may be terminated with respect to a Fund without such termination affecting the rights or obligations of any other Fund pursuant to the terms of this Agreement.

3.     COMPLIANCE WITH RULES AND REGULATIONS.

       With respect to each Fund, PFPC undertakes to comply with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein or in a separate agreement signed by PFPC, PFPC assumes no responsibility for such compliance by a Fund.

4.     INSTRUCTIONS.

       (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

       (b) PFPC shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Organizational Documents or this Agreement or of any vote, resolution or proceeding of a Fund's Managers, General Partner, or Members, unless and until PFPC receives Written Instructions to the contrary or unless PFPC has actual knowledge to the contrary.

       (c) CSFBAC and each Fund, as appropriate, agree to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the

              Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Without prejudice to the foregoing, where PFPC is aware of a material discrepancy between Oral Instructions and confirming Written Instructions, PFPC shall promptly notify CSFBAC or the Fund, as appropriate, of such discrepancy. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to CSFBAC or the Fund, as appropriate, in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

5.     RIGHT TO RECEIVE ADVICE.

       (a) ADVICE OF THE FUNDS. If PFPC is in doubt as to any action it should or should not take with respect to the duties to be performed by PFPC hereunder, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from a Fund or CSFBAC acting in its capacity as investment adviser to the Fund.

       (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take with respect to the duties to be performed by PFPC hereunder, PFPC may request advice of counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser, General Partner or Manager or PFPC, at the option of PFPC). PFPC shall notify the Fund or CSFBAC, as appropriate, if such advice is requested from counsel for a Fund, a Fund's investment adviser, General Partner or Manager, within a reasonable time after such request is made. The cost of counsel pursuant to this provision shall be borne by PFPC unless the advice is sought from counsel for a Fund or the Fund's investment adviser, General Manager or Manager.

       (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from CSFBAC or a Fund, and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel. With respect to an issue of compliance with law or legal requirements, PFPC shall be entitled to rely upon and follow the reasonable advice of counsel, provided PFPC has discussed the matter with the Fund and/or counsel of the Fund's choosing and the conflict is not resolved within a reasonable time and in a reasonable manner.

       (d) PROTECTION OF PFPC. Subject to the second sentence of Section 12 and except as otherwise specifically provided in a separate agreement signed by the parties hereto, PFPC shall be indemnified severally by each Fund (as applicable) and without liability for any action PFPC takes or does not take in good faith and in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of CSFBAC or a Fund or from counsel and which PFPC reasonably believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

6.     RECORDS; VISITS.

       (a) The books and records pertaining to a Fund, which are in the possession or under the control of PFPC, shall be the property of such Fund. If a Fund is an investment company registered under the 1940 Act, such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations.

              CSFBAC, each Fund and Authorized Persons (and, with respect to a Fund registered under the 1940 Act, the staff of the SEC or other regulators) shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of CSFBAC or a Fund, copies of any such books and records shall be provided by PFPC to CSFBAC, such Fund or to an Authorized Person, at the expense of CSFBAC, such Fund or Funds (as applicable), provided that upon termination of this Agreement the original records of the Funds still under the control of PFPC shall be delivered to the successor fund administrator, if applicable. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

       (b)    PFPC shall keep the following records:

              (i) all books and records with respect to a Fund's books of account;

              (ii)   records of each Fund's securities transactions;

              (iii)  list of investors with respect to each Fund; and

              (iv)   investor documentation with respect to each Fund.

       (c) PFPC shall provide to a Fund any Report on Controls Placed in Operation and Tests of Operating Effectiveness which PFPC receives from PFPC's independent accountants in accordance with U.S. Statement of Auditing Standards No. 70 ("SAS 70 Report") within thirty (30) days after PFPC receives the SAS 70 Report from its independent accountants, provided that the Fund has requested such SAS 70 Report.

7.     CONFIDENTIALITY

       (a) Each of (i) PFPC and (ii) CSFBAC and the Funds, shall keep confidential any information relating to the business of the other ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, investments, investment strategies, finances, operations, employees, personnel, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of CSFBAC, a Fund or PFPC and their respective affiliates and subsidiaries and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords any Fund, CSFBAC or PFPC or their respective affiliates a competitive advantage over their competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party prompt written notice of the same, to the extent such notice is permitted); (f) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) release of such information is necessary in connection with PFPC's provision of services under this Agreement; or (h) it has been or is independently developed or obtained by the receiving party.

       (b) If any party to this Agreement (or any company affiliated with a party to this Agreement) is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party (the "Disclosing Party"), will promptly notify the other parties (to the extent permitted by law) of such request or requirement so that such other party or parties may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is, in the opinion of counsel to the Disclosing Party, compelled to disclose the Confidential Information the Disclosing Party may disclose only such portion of the Confidential Information to the party compelling disclosure as is required by law, as determined solely by counsel to the Disclosing Party.

       (c) Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Funds obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

8.     LIAISON WITH ACCOUNTANTS

       PFPC shall act as liaison with each Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to such Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement with respect to a particular Fund to assure that the necessary information is made available in a timely fashion to such accountants for the expression of their opinion with respect to that Fund, as required by the Fund or CSFBAC.

9.     PFPC SYSTEM.

       PFPC shall retain title to and ownership of any and all databases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to a Fund under this Agreement. Nothing in this Agreement will grant to PFPC title to or ownership of any data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, or other related legal rights belonging to the CSFBAC, the Funds, or their affiliates.

10.    DISASTER RECOVERY.

       PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. PFPC will, on request, provide a Fund with a summary of PFPC's disaster recovery procedures. In the event of equipment failures, PFPC shall, at no additional expense to any Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.    COMPENSATION.

       (a) As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, the Funds will pay to PFPC a fee or fees as may be agreed to in writing by the Funds and PFPC.

       (b) Each Fund hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Funds relating to this Agreement have been fully disclosed to the General Partner or Manager of the Fund, as the case may be, and that, if required by applicable law, such General Partner or Manager has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.    INDEMNIFICATION.

       (a) CSFBAC and each Fund agrees severally and not jointly to indemnify and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities laws) (collectively, "Losses"), arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services hereunder to the extent provided herein. Notwithstanding anything to the contrary contained herein, neither PFPC, nor any of its affiliates, shall be indemnified from against from any Losses and against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard in the performance of PFPC's activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against such Fund's assets and not against the assets of any other Fund. The provisions of this
              Section 12 shall survive termination of this Agreement.

       (b) PFPC agrees to indemnify, defend and hold harmless CSFBAC and each Fund from Losses arising directly or indirectly from any act or omission to act of PFPC pursuant to this Agreement but only if such liability arises from PFPC's or its affiliates' own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

13.    RESPONSIBILITY OF PFPC

       (a) PFPC shall be under no duty to take any action on behalf of CSFBAC or a Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, CSFBAC and a Fund in writing and signed by PFPC. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, including duties set forth in any schedules to this Agreement and to act in good faith in performing services provided for under this Agreement.

       (b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of public utilities, public transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party caused by any of the foregoing; provided that PFPC has used reasonable efforts to minimize the impact of any of the foregoing on its ability to fully perform its obligations hereunder; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

       (c) Notwithstanding anything in this Agreement (whether contained anywhere in Sections 14-16 or otherwise) to the contrary, CSFBAC and each Fund hereby acknowledge and agree that (i) PFPC, in the course of calculating and reporting portfolio performance hereunder, may rely upon PFPC's good faith interpretation of tax positions or its good faith interpretation of relevant circumstances (as reasonably determined by PFPC) in providing such tax services and in determining methods of calculating portfolio performance to be used, and that (ii) PFPC shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage is due to PFPC's gross negligence, reckless disregard of its duties, willful misfeasance or willful misconduct.

       (d) Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sentence, the Funds hereby acknowledge and agree that PFPC shall not be liable for any losses or damages of any kind associated with any tax filings with which PFPC has assisted in any way except to the extent such loss or damage is due to PFPC's gross negligence or willful misconduct; provided, however, that PFPC shall not be found to have been grossly negligent for losses or damages associated with areas of responsibility that the judiciary, regulators (or other governmental officials) or members of the hedge fund industry determine would otherwise apply to PFPC (or similar service providers) and which, as of the date hereof, have yet to be identified by such parties as areas for which PFPC (or any similar service provider) is (or would be) responsible.

       (e) Notwithstanding anything in this Agreement to the contrary, no party to this Agreeemnt nor their affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by them or their affiliates.

       (f) Each party shall have a duty to use commercially reasonable efforts to mitigate damages for which the other party may become responsible.

       (g) The provisions of this Section 13 shall survive termination of this Agreement.

       (h) Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of any Fund or for any failure to discover any such error or omission.

14. SERVICES. PFPC shall, with respect to each separate Fund, but only as applicable to a particular Fund, perform the services set forth on Schedule B to this Agreement.

15.    DURATION AND TERMINATION.

       (a) The term of this Agreement is for an initial term beginning from the date of this Agreement and continuing through the close of business two (2) years thereafter (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement will automatically renew for successive terms of one (1) year ("Renewal Terms"). Any Fund or PFPC may terminate this Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other parties of its intent not to renew. Notice of termination must be received not less than one hundred and eighty
              (180) days prior to the expiration of the Initial Term or the then current Renewal Term. In the event a Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successor service provider, if there are more than one), and all trailing expenses incurred by PFPC, will be borne by the Fund. If this Agreement is terminated with respect to a particular Fund, this Agreement shall remain in full force and effect with respect to CSFBAC and the remaining Funds.

       (b) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), or if a representation and warranty of a party hereof becomes untrue or inaccurate in any material respect, the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within sixty (60) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement with respect to the Defaulting Party by giving ninety (90) days' written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFPC to be reimbursed for all of its out-of-pocket expenses and its normal monthly fees or other obligations due it. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

       (c) Upon occurrence of any of the following events, the party not subject to such event ("Non-Offending Party") shall have the right to immediately terminate this Agreement upon written notice to the other party: (i) either party ceases doing (or gives notice of ceasing to do) business and its business is not continued by another corporation or entity who has agreed to assume its obligations, (ii) either party becomes insolvent or files for or becomes a party to any involuntary bankruptcy, receivership or similar proceeding, and such involuntary proceeding is not dismissed within forty-five (45) calendar days after filing, or
              (iii) either party makes an assignment for the benefit of creditors. Nothing herein shall grant CSFBAC and a particular Fund(s) the right to terminate this Agreement with respect to PFPC if PFPC is a Non-Offending Party.

16.    NOTICES.

       All notices and other communication, including Written Instructions but excluding Oral Instructions shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Funds in writing); (b) if to the Funds, at Eleven Madison Avenue, New York, New York 10010, Attention:
       HFI Middle Office; (c) if to CSFBAC, at Eleven Madison Avenue, New York, New York 10010, Attention: HFI Middle Office; or (d) if to none of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17.    AMENDMENTS.

       This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18.    ASSIGNMENT; DELEGATION.

       PFPC may assign its rights and delegate its duties hereunder with respect to a Fund to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives such Fund and CSFBAC ninety (90) days prior written notice of such assignment or delegation and such assignment or delegation is approved by CSFBAC and each such Fund, such consent not to be unreasonably withheld, conditioned or delayed. CSFBAC may assign this Agreement if such assignment is approved by PFPC, such consent not to be unreasonably withheld, conditioned or delayed.

19.    COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.    FURTHER ACTIONS.

       Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21.    MISCELLANEOUS.

       (a) ENTIRE AGREEMENT. As between each separate Fund and PFPC, this Agreement (including the schedules attached hereto) embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties or other matters as contemplated herein.

       (b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, each Fund agrees to provide PFPC with prior notice to evaluate the impact of any modifications to its Organizational Documents or the adoption of any policies (a "Material Modification") which would materially affect the obligations or responsibilities of PFPC hereunder. In the event of a Material Modification PFPC shall have the option of either (i) charging the particular Fund(s) for any new or additional services at its customary rates or (ii) terminating this Agreement with respect to that Fund(s) upon ninety (90) days written notice.

       (c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       (d) INFORMATION. Each Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Fund.

       (e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflict of law.

       (f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (h) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to CSFBAC, a Fund or any other person, regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

       (i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

       (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) CSFBAC's and each Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

       (k) PFPC represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. In this regard, PFPC represents that it shall (i) upon reasonable request, provide a copy of its anti-money laundering program (or a summary thereof) to CSFBAC and, if appropriate, the Funds, and (ii) upon request, provide to the Funds, a copy of the attestation letter received by PFPC from an independent auditor in connection with the annual audit performed with respect to PFPC's Anti-Money Laundering program.

       (l) PFPC is entering into this Agreement with CSFBAC and each of the Funds separately and not jointly, and any duty, obligation or liability owed or incurred by PFPC with respect to CSFBAC and a particular Fund shall be owed or incurred solely with respect to CSFBAC and that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund. This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC is entering into a separate arrangement with each separate Fund.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                    PFPC INC.

                    /s/ Jeanne Grant
                    ---------------------------
                    By: Jeanne Grant
                    Title: Vice President

                    CSFB Alternative Capital, Inc.

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: Managing Director

                    CSFB Alternative Capital Multi-Strategy Master Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Event Driven Master Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Long/Short Equity Master Fund,
                    LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Relative Value Master Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Tactical Trading Master Fund,
                    LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Multi-Strategy Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Event Driven Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Long/Short Equity Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Relative Value Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Tactical Trading Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Event Driven Institutional Fund,
                    LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Relative Value Institutional Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Tactical Trading Institutional Fund, LLC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title: President and Manager

                    CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title:

                    CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title:

                    CSFB Alternative Capital Long/Short Equity Offshore Institutional Fund, LDC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title:

                    CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title:

                    CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC

                    /s/ James H. Vos
                    ---------------------------
                    By: James H. Vos
                    Title:

                    Multi-Strategy Private Fund, LP


                    ---------------------------
                    By:
                    Title:

                    Long/Short Equity Private Fund, LP


                    ---------------------------
                    By:
                    Title:

                    Multi-Strategy Private (Offshore) Fund Limited


                    ---------------------------
                    By:
                    Title:

                    Global Diversified Investors I Limited


                    ---------------------------
                    By:
                    Title:

                    Global Diversified Investors II Limited


                    ----------------------------
                    By:
                    Title:

                    Healthtech Long/Short Investors Limited


                    ----------------------------
                    By:
                    Title:

                    DLJ Technology Long/Short Investors Limited


                    -----------------------------
                    By:
                    Title:

                                   SCHEDULE A

                                  MASTER FUNDS

CSFB Alternative Capital Multi-Strategy Master Fund, LLC
CSFB Alternative Capital Event Driven Master Fund, LLC
CSFB Alternative Capital Long/Short Equity Master Fund, LLC
CSFB Alternative Capital Relative Value Master Fund, LLC
CSFB Alternative Capital Tactical Trading Master Fund, LLC

                        TAXABLE (NON-INSTITUTIONAL) FUNDS

CSFB Alternative Capital Multi-Strategy Fund, LLC
CSFB Alternative Capital Event Driven Fund, LLC
CSFB Alternative Capital Long/Short Equity Fund, LLC
CSFB Alternative Capital Relative Value Fund, LLC
CSFB Alternative Capital Tactical Trading Fund, LLC

                        TAX EXEMPT (INSTITUTIONAL) FUNDS

CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC
CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC

                      OFFSHORE (CAYMAN) UBTI BLOCKER FUNDS

CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC
CSFB Alternative Capital Long/Short Equity Offshore Institutional Fund, LDC CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC

                        ONSHORE UNREGISTERED FEEDER FUNDS

Multi-Strategy Private Fund, LP
Long/Short Equity Private Fund, LP

                       OFFSHORE UNREGISTERED FEEDER FUNDS

Multi-Strategy Private (Offshore) Fund Limited
Global Diversified Investors I Limited
Global Diversified Investors II Limited
Healthtech Long/Short Investors Limited
DLJ Technology Long/Short Investors Limited

                                   SCHEDULE B

ACCOUNTING SERVICES

       a.     Journalize investment, capital and income and expense activities;

       b. Record and verify investment buy/sell trade tickets when received from the CSFBAC;

       c.     Maintain individual ledgers for investment securities;

       d.     Maintain historical tax lots for each security;

       e. Record and reconcile corporate action activity and all other capital changes;

       f. Reconcile cash and investment balances of each Fund with the Fund's custodian(s), and provide CSFBAC with the beginning cash balance available for investment purposes on a T+1 basis;

       g. Calculate contractual expenses, including management fees, as applicable, in accordance with the Fund's Organizational Documents;

       h. Post to and prepare, by such date and time as mutually agreed upon by the parties, the Fund's statement of assets and liabilities and statement of operations in U.S. dollar terms or such other currencies to the extent that a Fund is denominated in another currency;

       i. Monitor the expense accruals and notify CSFBAC and an officer of the Fund of any proposed adjustments;

       j. Monitor cash available for redemptions and notify CSFBAC and an officer of the Fund of any shortfalls;

       k. Control all disbursements and authorize such disbursements, in each case, upon Written Instructions;

       l.     Calculate capital gains and losses;

       m.     Determine net income;

       n. Determine applicable foreign exchange gains and losses on payables and receivables;

       o. Obtain valuations from underlying hedge funds or their administrators, and calculate the value of the Fund's investments in accordance with the applicable pricing and fair valuation procedures of the Funds, provided that PFPC does not inform the Fund that it is either unable or unwilling to comply with such policies or procedures;

       p. Transmit or mail a copy of the portfolio valuation as agreed upon by each CSFBAC and PFPC;

       q. Provide an estimated rate of return and Fund level net asset value for each Fund no later than the 15th business days after the end of the month;

       r. Compute quarterly actual rate of return and Fund level net asset value upon receipt of the final values provided by the Fund's underlying hedge funds in accordance with procedures as agreed upon in writing by CSFBAC and PFPC;

       s. As appropriate, compute yields, total return, expense ratios, and portfolio turnover rates;

       t. Allocate income expenses, gains and losses, to the capital accounts of each General Partner, Limited Partner and Member (as appropriate with respect to a particular Fund) in accordance with each Fund's Organizational Documents; and

       u. Provide standard reports for management fees charged at the investor level.

TAX SERVICES

       a. Provide each Fund's auditor with relevant book allocation and audited information as directed by CSFBAC.

ADMINISTRATION SERVICES.

       a.     Prepare monthly security transaction listings;

       b. Supply various normal and customary Fund statistical data as requested on an ongoing basis;

       c. Coordinate contractual relationships and communications between each Fund and their contractual service providers;

       d. Prepare and file Annual and Semi-Annual Reports of each Fund with the SEC on Form N-SAR (as applicable) via EDGAR, until CSFBAC or a Fund notifies PFPC that it shall no longer require such services;

       e. Prepare and coordinate printing of each Fund's annual and semi-annual shareholder reports (not including Form N-CSR), until CSFBAC or a Fund notifies PFPC that it shall no longer require such services;

       f. Assist Fund's counsel and Fund management with the preparation of schedule TO's and any applicable related filings with the SEC and coordinate the filings with the Fund's financial printer, until CSFBAC or a Fund notifies PFPC that it shall no longer require such services;

       g. Prepare and coordinate with the Fund's counsel and Fund management annual post-effective amendments to the Fund's registration statement on Form N-2, if needed, and coordinate the filing with the Fund's financial printer, until CSFBAC or a Fund notifies
              PFPC that it shall no longer require such services;

       h. Monitor each Fund's assets on a monthly basis to assure adequate fidelity bond coverage is maintained and report results to CSFBAC as appropriate;

       i. Draft agendas and resolutions for quarterly board meetings and draft written consents of the board;

       j. Coordinate the preparation, assembly and mailing of materials for quarterly board meetings;

       k.     Attend quarterly board meetings and draft minutes thereof;

       l. Maintain a calendar to assure compliance with various SEC filing and Board approval deadlines;

       m. Assist the Funds in the handling of SEC examinations and responses thereto;

       n. At the direction of CSFBAC complete subscription documents, investor questionnaires and similar materials with respect to the Fund's investments in underlying hedge funds and redemptions therefrom (the "Sub-Docs"), and execute the Sub-Docs as attorney-in-fact pursuant to that certain limited power of attorney granted by each of the Funds, a form of which is attached hereto as Schedule C. PFPC will contact underlying hedge funds or their administrators to confirm the most recent Sub-Doc information and will review such information. For clarification, as between PFPC and each Fund, each Fund shall be solely responsible for (i) customer suitability review and "know your customer" information requirements, in accordance with all applicable laws, rules and regulations; and (ii) any anti-money laundering, due diligence or other actions required to be taken with respect to customers, which, if applicable shall include without limitation, the USA PATRIOT Act (Pub. Law No. 107-56, October 26, 2001) and any similar laws enacted after the date hereof;

       o. Fax Sub-Docs and other applicable documentation to underlying hedge funds and confirm their receipt;

       p. Send original Sub-Docs and other applicable documents to the underlying hedge funds via Federal Express or other overnight courier and confirm acceptance into the underlying hedge funds and receipt of cash;

       q. Prepare wire instructions and then forward instructions to the custodian for the underlying hedge funds or other appropriate party;

       r. Provide CSFBAC with an underlying hedge fund tracking report daily during the first two weeks of each month;

       s. Monitor redemption activity and update CSFBAC when cash is expected to be received during the holdback period and upon expected final payout date;

       t. Maintain files and assist with sending audit confirmations to underlying hedge funds at year-end;

       u. Subject to the confidentiality restrictions of this Agreement, provide underlying hedge funds with additional information required on behalf of the underlying hedge fund mangers;

       v. Perform such additional administrative services relating to the administration of the Funds as may subsequently be agreed upon in writing between CSFBAC, the Fund's and PFPC at such fees as the parties agree.

INVESTOR SERVICES.

       a. Furnish net asset value of each Fund to investors in the Fund's, their advisors and other interested parties, as applicable;

       b.     Confirm investment and/or subscription by investors;

       c. Maintain the register of Limited Partners or Members, as applicable, and enter on such register all issues, transfers and repurchases of interests in the Fund;

       d. Coordinate with CSFBAC to distribute quarterly Fund tender offer letters, calculate redemption amounts, confirm bank account and wire information, make distributions and confirm distributions with investors;

       e. Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with each Fund's Organizational Documents;

       f. Mail completed K-1s to investors in the Funds and other interested parties;

       g. Mail monthly statements and/or shareholder letters to investors in the Funds, brokers and other interested parties as directed by CSFBAC;

       h. Provide printing, copying, and mail merge services as may be required by the Funds;

       i. Provide quarter-end balances and consolidated statements as directed by CSFBAC;

       j. Furnish such information from time to time as may be required by each Fund;

       k. Host and update an investor website as directed by CSFBAC and make reasonable efforts to ensure that information about the investors in the Funds and the Funds is kept confidential; and

       l.     Mail to investors a quarterly capital statement.

                                   SCHEDULE C

                             FORM POWER OF ATTORNEY

[FUND NAME], ("Fund"), DOES HEREBY CONSTITUTE AND APPOINT PFPC INC., a Massachusetts corporation ("PFPC"), together with its affiliates, including any direct or indirect subsidiary and its officers and employees, as its true and lawful agents and attorneys-in-fact (the "Attorney(s)-in-fact"), in their name, place and stead to act as the Fund's agent for the following purposes:

1. Receiving, completing, and forwarding to the appropriate party, any subscription documents (or the equivalent), investor questionnaires and similar materials for investments in which the Fund desires to invest or redemptions therefrom;

2. Signing any applications necessary (or, in the Attorney(s)-in-fact's opinion, desirable) to achieve any of the matters or things referred to above, and any forms, correspondence and other documents ancillary thereto; and

3. Any other action which the Attorney(s)-in-fact deem is necessary or desirable in connection with any of the above.

PFPC shall have full power and authority to make and constitute in its place and stead one or more persons to act as substitute attorney(s)-in-fact for all or any of the purposes referred to herein, and may revoke any such appointment at any time, provided that the Attorney(s)-in-fact shall be responsible for the acts or omissions of any substitute as PFPC is for itself under the Administration, Accounting and Investor Services Agreement by and between PFPC and the Fund.

The Fund hereby undertakes to ratify and confirm anything the Attorney(s)-in-fact may do pursuant to this Power of Attorney and the Fund confirms that PFPC is entitled to sign documents on the Fund's behalf which shall be treated for all purposes as if they have been signed in the Fund's own name.

The Fund confirms that the Attorney(s)-in-fact may rely on any information supplied to it/them by the Fund (or other persons on the Fund's behalf) in relation to the performance of its/their duties and powers hereunder. The Fund warrants that the information supplied to the Attorney(s)-in-fact is complete, accurate and not misleading in any respect and undertake to inform the Attorney(s)-in-fact immediately of any changes that would render the information supplied inaccurate, incomplete or misleading.

The Fund confirms that the Attorney(s)-in-fact and, its/their officers, directors, agents and employees, shall be indemnified and held harmless for any actions or omissions to act in any way relating to or arising out of this Power of Attorney pursuant to Section 12 of the Administration, Accounting and Investor Services Agreement between the Fund, CSFB Alternative Capital Inc., and PFPC dated ______, 2005.

The Fund declares that this Power of Attorney shall be irrevocable for the period that PFPC is the administrator of the Fund. The Fund further declares that neither the Attorney(s)-in-fact nor any third party shall be liable for acting in a way as if this Power of Attorney were still valid, unless the Fund has delivered express notice of its termination to the Attorney(s)-in-fact.

The Fund confirms that this Power of Attorney may be shown to any governmental authority with jurisdiction over the Fund, the Attorney(s)-in-fact, or other relevant persons. The Fund also confirms that it shall not, nor shall any other person on its behalf, initiate, conduct, negotiate or arrange any of the matters or things which the Attorney(s)-in-fact are hereby empowered to do or perform (or attempt to do the same) without the prior written consent of the Attorney(s)-in-fact (which shall not be unreasonably withheld or delayed).

The Fund warrants that this Power of Attorney is valid and binding upon it and its successors and assigns for all purposes and that it has the power and authority to enter into, and the Fund has taken all necessary [corporate] action(s) to authorize the execution and delivery of, this Power of Attorney.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF the Fund has caused this Power of Attorney to be duly executed this ___ day of _________, 200__.

[FUND NAME]

---------------------------
By:
Title:


Notary:

STATE OF             ___________________    )
                                     )ss

County / Country of ____________________    )

On this ________ day of __________________, 200__, before me__________________, a Notary Public in and for said County and State, residing therein duly commissioned and sworn, personally appeared ____________________ personally known to me to be the ______________ of the [corporation] described, executed the within instrument on behalf of the [corporation] therein named, and acknowledged that such [corporation] executed the same, pursuant to its bylaws or a resolution of its [board of directors].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this Certificate first above written

                 -------------------------------------
                      Notary Public in and for such County and State or Country